Exhibit 99.1

Aerie Pharmaceuticals Reports Fourth Quarter and Full Year 2017

Financial Results and Provides Business Update and 2018 Guidance

Conference Call and Webcast Today, February 28th, at 5:00 p.m. ET

Durham, NC -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma and other diseases of the eye, today reported financial results for the fourth quarter and full year ended December 31, 2017, along with a general business update and 2018 guidance.

Aerie Highlights and Guidance

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Rhopressa® (netarsudil ophthalmic solution) 0.02% commercial launch planned for mid-second quarter 2018. All regional sales directors and district managers have been hired, as well as over 30 of an expected 100 territory managers.

•	Aerie expects to gain preferred formulary coverage for the majority of commercial payers for Rhopressa® by late 2018, with most of the Medicare Part D coverage expected to commence in 2019.

•	Adequate Rhopressa® commercial product and sample inventory currently on hand to cover more than one full year of expected demand.

•

Preparation of the RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% NDA (New Drug Application) is progressing on schedule with an expected submission to the FDA (U.S. Food and Drug Administration) in the second quarter of 2018.

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International expansion activities remain on track with the commencement of the RoclatanTM Phase 3 trial named Mercury 3 in the third quarter of 2017 to prepare for regulatory submission in Europe, and the initiation of the Rhopressa® Phase 2 clinical trial in the fourth quarter of 2017 to prepare for a potential regulatory submission in Japan.

•	Pre-IND activities are well underway for the development of Aerie’s retina program, including AR-13503 (Rho kinase inhibitor implant) and AR-1105 (dexamethasone steroid implant).

•

As of December 31, 2017, Aerie had approximately $250 million in cash, cash equivalents and investments. In January 2018, Aerie raised an additional approximately $136 million in equity offering net proceeds from the issuance of 2,313,824 shares, resulting in a pro forma cash, cash equivalents and investment balance of approximately $386 million and a pro forma number of shares outstanding of 39,261,461. Cash burn for the full year ended December 31, 2017 was nearly $120 million, in line with previous guidance.

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Aerie expects full year 2018 Rhopressa® net revenues in the range of $20 million to $30 million, on a U.S. generally accepted accounting principles (GAAP) basis. Additionally, Aerie expects cash burn for the full year 2018 in the range of $200 million to $210 million, which includes adjusted total operating expenses in the range of $155 million to $160 million, and capital and inventory build expenditures in the range of $45 million to $50 million. Aerie’s 2018 guidance reflects investments in the sales force and other Rhopressa® commercial launch activities, ongoing clinical activities for Europe and Japan markets, continued build-out of the manufacturing plant in Ireland, and preclinical activities in support of Aerie’s pipeline, including development of its retina program. Aerie’s adjusted total operating expense guidance excludes non-cash stock-based compensation expense, which is expected to be approximately $45 million for the full year 2018.

“We are all very proud of our 2017 accomplishments, especially the early FDA approval of Rhopressa®. Our energy is now focused on managing a successful Rhopressa® launch. With that, we are delighted to provide our net revenue guidance for full-year 2018, which reflects the tremendous efforts we have made thus far in preparing for commercialization, including excellent progress regarding market access. We expect to have our sales force of 100 territory managers in place and fully trained for our anticipated mid-second quarter 2018 launch of Rhopressa®,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer. “We are entering the year very well financed, allowing us to continue to build this company into what we believe will become a major ophthalmic pharmaceutical company with global reach.”

Fourth Quarter 2017 Financial Results

As of December 31, 2017, Aerie had cash, cash equivalents and investments of $249.7 million. For the fourth quarter ended December 31, 2017, Aerie reported a GAAP net loss of $58.5 million, or $1.60 loss per share, compared to a net loss of $29.3 million and $0.87 loss per share for the fourth quarter of 2016. The weighted average number of shares outstanding utilized in the calculation of net loss per share was 36,487,669 and 33,613,375 for the fourth quarters of 2017 and 2016, respectively. Total shares outstanding as of December 31, 2017 were 36,947,637.

The $58.5 million net loss for the fourth quarter of 2017 is comprised of $60.3 million in total operating expenses, including $38.1 million in research and development expenses, which reflects $24.8 million of expense resulting from the acquisition of assets from Envisia Therapeutics Inc. (Envisia) in the fourth quarter of 2017, and $22.2 million in selling, general and administrative expenses. Excluding $8.0 million of non-cash stock-based compensation expense, adjusted total operating expenses for the fourth quarter of 2017 were $52.3 million, with adjusted research and development expenses of $36.0 million and adjusted selling, general and administrative expenses of $16.3 million. Total adjusted net loss for the fourth quarter of 2017 was $50.5 million, and adjusted net loss per share was $1.38.

The $29.3 million net loss for the fourth quarter of 2016 is comprised of $28.8 million in total operating expenses, including $14.1 million in research and development expenses and $14.7 million in selling, general and administrative expenses. Excluding $5.3 million of non-cash stock-based compensation expense, adjusted total operating expenses for the fourth quarter of 2016 were $23.5 million, with adjusted research and development expenses of $12.5 million and adjusted selling, general and administrative expenses of $10.9 million. Total adjusted net loss for the fourth quarter of 2016 was $24.0 million, and adjusted net loss per share was $0.72.

The higher operating expenses in the fourth quarter of 2017 as compared to the fourth quarter 2016 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, and preparatory activities associated with our Rhopressa® commercialization efforts, as well as $24.8 million of research and development expense related to the Envisia asset acquisition.

Conference Call / Webcast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update and 2018 guidance.

The live webcast and a replay may be accessed by visiting the Company's website at http://investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 8393359. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 8393359. The telephone replay will be available until March 8, 2018.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma and other diseases of the eye. Aerie's first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was approved by the U.S. Food and Drug Administration (FDA) in December 2017. A link to the full product label is available on the Aerie website at http://investors.aeriepharma.com. Aerie’s advanced-stage product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of Rhopressa® and widely-prescribed PGA (prostaglandin analog) latanoprost, achieved its primary efficacy endpoint in two Phase 3 registration trials, named Mercury 1 and Mercury 2, and also achieved successful 12-month safety and efficacy results in Mercury 1. The RoclatanTM NDA submission is expected to take place in the second quarter of 2018. Aerie is also focused on global expansion and the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and RoclatanTM or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and RoclatanTM or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa®, with respect to regulatory approval outside of the United States or additional indications, and RoclatanTM or any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our guidance for full year 2018; our expectations regarding the effectiveness of Rhopressa®, RoclatanTM or any future product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa® and RoclatanTM or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa® and RoclatanTM or any future product candidates; the potential advantages of Rhopressa® and RoclatanTM or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology, including development of Rhopressa® and RoclatanTM for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® does not constitute FDA approval of RoclatanTM, and there can be no assurance that we will receive FDA approval for RoclatanTM or any future product candidates. FDA approval of Rhopressa® also does not constitute regulatory approval of Rhopressa® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® in jurisdictions outside the United States. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expense, adjusted selling, general and administrative expense, and adjusted net loss per share. For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	DECEMBER 31,	DECEMBER 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$197,569	$197,945
Short-term investments	52,086	35,717
Prepaid expenses and other current assets	4,487	4,028
Total current assets	254,142	237,690
Property, plant and equipment, net	31,932	7,857
Other assets	4,202	2,707
Total assets	$290,276	$248,254

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,245	$5,610
Accrued expenses and other current liabilities	18,939	13,761
Total current liabilities	25,184	19,371
Convertible notes, net	123,845	123,539
Other non-current liabilities	5,648	—
Total liabilities	154,677	142,910
Stockholders' equity
Common stock	37	33
Additional paid-in capital	597,318	422,002
Accumulated other comprehensive loss	(28)	(68)
Accumulated deficit	(461,728)	(316,623)
Total stockholders’ equity	135,599	105,344
Total liabilities and stockholders’ equity	$290,276	$248,254

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016
Operating expenses
Selling, general and administrative	$22,213	$14,664	$73,615	$44,478
Research and development	38,101	14,093	72,078	52,394
Total operating expenses	60,314	28,757	145,693	96,872
Loss from operations	(60,314)	(28,757)	(145,693)	(96,872)
Other income (expense), net	(99)	(504)	(1,170)	(1,994)
Net loss before income taxes	(60,413)	(29,261)	(146,863)	(98,866)
Income tax (benefit) expense	(1,900)	61	(1,758)	193
Net loss	$(58,513)	$(29,322)	$(145,105)	$(99,059)

Net loss per common share—basic and diluted	$(1.60)	$(0.87)	$(4.11)	$(3.40)

Weighted average number of common shares outstanding—basic and diluted	36,487,669	33,613,375	35,324,472	29,135,583

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016
Net loss (GAAP)	$(58,513)	$(29,322)	$(145,105)	$(99,059)
Add-back: non-cash stock-based compensation expense	8,006	5,280	26,078	16,794
Adjusted Net loss	$(50,507)	$(24,042)	$(119,027)	$(82,265)

Selling, general and administrative expense (GAAP)	$22,213	$14,664	$73,615	$44,478
Less: non-cash stock-based compensation expense	(5,940)	(3,718)	(19,972)	(13,013)
Adjusted selling, general and administrative expense	$16,273	$10,946	$53,643	$31,465

Research and development expense (GAAP)	$38,101	$14,093	$72,078	$52,394
Less: non-cash stock-based compensation expense	(2,066)	(1,562)	(6,106)	(3,781)
Adjusted research and development expense	$36,035	$12,531	$65,972	$48,613

Total operating expenses (GAAP)	$60,314	$28,757	$145,693	$96,872
Less: non-cash stock-based compensation expense	(8,006)	(5,280)	(26,078)	(16,794)
Adjusted total operating expenses	$52,308	$23,477	$119,615	$80,078

AERIE PHARMACEUTICALS, INC.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2017	2016	2017	2016
Net loss per common share—basic and diluted (GAAP)	$(1.60)	$(0.87)	$(4.11)	$(3.40)
Non-cash stock-based compensation expense	0.22	0.15	0.74	0.58
Adjusted Net loss per share—basic and diluted	$(1.38)	$(0.72)	$(3.37)	$(2.82)

Weighted average number of common shares outstanding—basic and diluted	36,487,669	33,613,375	35,324,472	29,135,583

Contacts

Aerie Pharmaceuticals
Richard Rubino, 908-947-3540
rrubino@aeriepharma.com
or
Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals
Investors
Ami Bavishi, 212-213-0006
abavishi@burnsmc.com
or
Media
Justin Jackson, 212-213-0006
jjackson@burnsmc.com